EXHIBIT 23(b): Consent of Independent Auditor







Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite C
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)




To Whom It May Concern:

We have issued our report dated October 9, 2002, accompanying the financial statements of Body Art and Science, Inc. on Form SB-2 for the periods ended June 30, 2002, December 31, 2001 and 2000. We hereby consent to the incorporation by reference of said report on the Registration Statement of Body Art and Science, Inc. on Form SB-2.

Signed,

/s/ Brad Beckstead
-------------------
October 9, 2002